UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Limited Liability Company Agreement of CityCenter Holdings, LLC
On August 21, 2007, MGM MIRAGE, a Delaware corporation (the “Company”), through Mirage Resorts, Incorporated, a Nevada corporation and a wholly-owned subsidiary of the Company (“MRI”), entered into a limited liability company agreement (the “Operating Agreement”) with Dubai World, a Dubai, United Arab Emirates government decree entity (“DW”), in connection with the proposed formation of CityCenter Holdings, LLC, a limited liability company that the parties intend to form in the State of Delaware (the “Joint Venture”).
MRI and DW will each own a fifty percent (50%) interest in, and will serve initially as the sole members of, the Joint Venture. Pursuant to the Operating Agreement, upon satisfaction of the standard conditions to closing, which satisfaction must occur no later than March 31, 2008 (or, under certain circumstances, June 30, 2008), MRI will contribute the project known as CityCenter, a mixed-use luxury residential, resort and retail complex currently being developed by the Company on the Las Vegas Strip and initially valued, for the purposes of the Operating Agreement, at $5.4 billion. The initial valuation of CityCenter, and the corresponding capital contribution of DW, will be adjusted based on the level of development spending and residential sales proceeds between the signing date and closing date. DW will contribute $2.7 billion in cash to the Joint Venture, which contribution will be adjusted, on a 50% basis, in correspondence with any adjustment to the valuation of CityCenter described above. Such contribution will be distributed to MRI. Upon completion of the project, the valuation may be increased by up to $200 million, with DW’s capital contributions and the distributions to the Company increasing by up to $100 million, based on development costs, residential sales proceeds, and the timing of the opening of the proposed casino-resort. In addition, the Company has agreed to indemnify DW for certain tax liabilities resulting from the sale of residential units. Any amounts contributed by the Company and distributed to DW with regard to this indemnification will result in a reduction of the valuation.
The purpose of the Joint Venture will be to plan, develop, own and operate, in each case, subject to regulatory and gaming approvals and licenses, CityCenter. MRI will initially serve as the Managing Member of the Joint Venture. Furthermore, the Company or a subsidiary of the Company will manage the development and operations of CityCenter pursuant to a development management agreement and an operations management agreement to be entered into with the Joint Venture.
Certain actions will require the approval from the majority of the Board of Directors of the Joint Venture, which Board of Directors will be comprised of six directors, with three directors initially elected by MRI and three directors initially elected by DW.
The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by the terms of the Operating Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Company Stock Purchase and Support Agreement
Concurrently with the Operating Agreement, the Company and Infinity World Investments LLC (“IWI”), an affiliate of DW, entered into a Company Stock Purchase and Support Agreement (the “Stock Purchase Agreement”) in connection with the proposed private placement by the Company of 14.2 million shares of the Company’s common stock to IWI (the “Subject Shares”), which private placement is subject to certain customary closing conditions, including the expiration or consummation of a tender offer described below. The purchase price per share for such Subject Shares will be equal to the per share price to be offered by IWI in a tender offer for up to 14.2 million shares of the Company’s common stock that IWI intends to effectuate. In connection with such tender offer by IWI, the Company will prepare and file, within ten business days from the date on which IWI files a Schedule TO for such tender offer, its recommendation on Schedule 14D-9, which recommendation may be neutral with respect to the tender offer but which may not be a rejection of the tender offer or any position adverse to such tender offer. In addition, the Company has agreed to file a preliminary prospectus supplement within ten business days from the date of the Stock Purchase Agreement for the resale by IWI or its affiliate of the Subject Shares.

Pursuant to the Stock Purchase Agreement, as long as IWI owns at least 5% of the Company’s outstanding shares of common stock and the Operating Agreement is still in effect, IWI will have the right to nominate one member (or, if IWI then owns at least 12% of the outstanding shares, two members) to the Board of Directors of the Company. Also as long as IWI owns at least 5% of the Company’s outstanding shares, and subject to the stand-still provision described below, IWI will have the right to purchase on a pro-rata basis (as determined by the beneficial ownership percentage of the Company’s outstanding shares of common stock held by IWI and its affiliates) shares of the Company’s common stock, including certain securities exercisable or convertible into shares of the Company’s common stock, and the Company will use reasonable efforts to assist IWI in other purchases of the Company’s common stock.
Pursuant to a stand-still provision in the Stock Purchase Agreement, IWI and its affiliates will be prohibited from acquiring more than 20% of the outstanding shares of the Company’s common stock at any time unless (1) the Company’s current majority stockholder beneficially owns less than 25% of the outstanding shares of the Company’s common stock, or (2) in the event that IWI and its affiliates own 15% or more of the outstanding shares of the Company’s common stock, the Company causes a transfer or sale of 15% or more of the outstanding shares of the Company’s common stock to another party.
Furthermore, the Company has agreed to customary registration rights with respect to the shares purchased by IWI in the tender offer described above or pursuant to the Stock Purchase Agreement.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms of the Stock Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

10.1	Limited Liability Company Agreement of CityCenter Holdings, LLC, dated August 21, 2007.

10.2	Company Stock Purchase and Support Agreement, dated August 21, 2007, by and between MGM MIRAGE and INFINITY WORLD INVESTMENTS, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: August 27, 2007	By: Name:	/s/ Bryan L. Wright Bryan L. Wright
	Title:	Senior Vice President — Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10.1	Limited Liability Company Agreement of CityCenter Holdings, LLC, dated August 21, 2007.

10.2	Company Stock Purchase and Support Agreement, dated August 21, 2007, by and between MGM MIRAGE and INFINITY WORLD INVESTMENTS, LLC.